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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report:                   July 24, 1997

Date of earliest event reported:  June 30, 1997



                        ASSISTED LIVING CONCEPTS, INC.
            (Exact name of registrant as specified in its charter)



           Nevada                   1-13498                  93-1148702
(State or other jurisdiction  (Commission File Number)    (I.R.S. Employer
      of incorporation)                                 Identification Number)


 9955 S.E. Washington Street, Suite 201
           Portland, OR                               97216
(Address of principal executive offices)            (Zip Code)

                                (503) 252-6233
             (Registrant's telephone number, including area code)

                                Not applicable
  (Former name, former address and former fiscal year, if changed since last report)
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Item 5.  Other Events

Stock Split

          On June 12, 1997, the Board of Directors (the "Board") of Assisted Living Concepts, Inc. (the "Company"), declared a two-for-one stock split on the Company's Common Stock. The record date for the stock split was June 30, 1997, and the stock split occurred immediately prior to the dividend of the Rights pursuant to the Rights Agreement described below. On July 10, 1997, shareholders of record on the record date will be sent a share certificate representing the additional shares of Common Stock to which they are entitled. The Common Stock will being trading on a split-adjusted basis on the American Stock Exchange on July 10, 1997.


Rights Agreement

          On June 12, 1997, the Board declared a dividend of one preferred share purchase right (each a "Right" and collectively the "Rights") on each outstanding share of the Company's common stock, $0.01 par value per share (the "Common Stock"), payable to shareholders of record on June 30, 1997. Each Right will entitle the holder thereof after the Rights become exercisable and until June 30, 2007 (or the earlier redemption, exchange of termination of the Rights), to buy one one-hundredth of a share of Series A Junior Participating Preferred Stock (the "Preferred Stock") at an exercise price of $54.00, subject to certain antidilution adjustments (the "Purchase Price"). The Rights will be represented by the Common Stock certificates and will not be exercisable or transferable apart from the Common Stock until the earlier of (i) the tenth day after the public announcement that a Person (defined as any individual or entity) or group has become an Acquiring Person (a Person who has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Stock) or (ii) the tenth day after a Person or group commences, or announces an intention to commence, a tender or exchange offer, the consummation of which would result in the beneficial ownership by a Person or group of 15% or more of the Common Stock (the earlier of (i) and (ii) is referred to herein the "Distribution Date"). Prior to the Distribution Date, the Board has the power, under certain circumstances, to postpone the Distribution Date. Separate certificates representing the Rights will be mailed to holders of the Common Stock as of the Distribution Date. The Rights will first become exercisable on the Distribution Date, unless earlier redeemed or exchanged, and may then begin trading separately from the Common Stock. The Rights will at no time have any voting rights.

          In the event that a Person becomes an Acquiring Person (except pursuant to certain cash offers for all outstanding Common Stock approved by the Board) or if the Company were the surviving corporation in a merger and its Common Stock were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the then-current exercise price of one Right. With certain exceptions, in the event that (i) the Company were acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or its Common Stock is changed or exchanged (other than a merger which follows certain cash offers for all outstanding Common Stock approved by the Board) or (ii) more than 50% of the Company's assets or earning power were sold, proper provision shall be made so that each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise thereof, that

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number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then-current exercise price of one Right.

          At any time after a Person has become an Acquiring Person and prior to the acquisition of 50% or more of the then-outstanding Common Stock by such Acquiring Person, the Board may cause the Company to acquire the Rights (other than Rights owned by an Acquiring Person which have become void), in whole or in part, in exchange for that number of shares of Common Stock having an aggregate value equal to the excess of the value of the Common Stock issuable upon exercise of a Right after a Person becomes an Acquiring Person over the Purchase Price.

          The Rights are redeemable at $0.01 per Right prior to the first date of public announcement that a Person or group has become an Acquiring Person. Prior to the expiration of the period during which the Rights may be redeemed, the Board has the power, under certain circumstances, to extend the redemption period. The Rights will expire on June 12, 2007 (unless earlier redeemed or exchanged). American Stock Transfer & Trust Company is the Rights Agent. Under certain circumstances set forth in the Rights Agreement, the decision to redeem or to lengthen or shorten the redemption period shall require the concurrence of a majority of the Continuing Directors (as defined below).

          The term "Continuing Directors" means any member of the Board who was a member of the Board prior to the time that any Person becomes an Acquiring Person, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors. Continuing Directors do not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative of the foregoing.

          The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase the Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the last regular periodic cash dividend theretofore paid, or in case regular periodic dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in the Preferred Stock) or of subscription rights or warrants (other than those referred to above). No adjustments in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

          As of June 30, 1997, after giving effect to the stock split described above, there were 11,043,512 shares of Common Stock outstanding. One Right is being distributed to shareholders of the Company for each share of Common Stock owned of record by them on June 30, 1997 after giving effect to the stock split described above. As long as the Rights are attached to the Common Stock, the Company will issue one Right with each new share of Common Stock so that all such shares will have attached Rights. The Company has reserved 800,000 shares of Preferred Stock for issuance upon exercise of the Rights.

          The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board,

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except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board prior to the time that a Person or group has become an Acquiring Person, as the Rights may be redeemed by the Company at $0.01 per Right prior to such time.

          The Rights Agreement dated as of June 12, 1997, between the Company and the Rights Agent specifying the terms of the Rights, and the form of a letter to be sent to the holders of the Common Stock explaining the Rights, are attached hereto as exhibits and are incorporated herein by reference. The foregoing description of the Rights is qualified by reference to such exhibits.

Item 7.  Exhibits.

         1. Rights Agreement dated as of June 12, 1997, between Assisted Living Concepts, Inc. and American Stock Transfer & Trust Company, as Rights Agent.

         2. Form of Letter to the holders of Assisted Living Concepts, Inc. Common Stock.

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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        ASSISTED LIVING CONCEPTS, INC.


Date:  July 24, 1997                    By:   /s/ Stephen Gordon
                                           ---------------------------
                                           Name:  Stephen Gordon
                                           Title: Chief Administrative Officer,
                                                  Chief Financial Officer and
                                                  Secretary

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                                 EXHIBIT INDEX

1. Rights Agreement dated as of June 12, 1997, between Assisted living Concepts, Inc. and American Stock Transfer & Trust Company, as Rights Agent, which includes the form of Certificate of Resolution Establishing Designations, Preferences and Rights of Series A Junior Participating Preferred Stock of Assisted Living Concepts, Inc. as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

2.   Form of Letter to the holders of Assisted Living Concepts, Inc. Common
     Stock.